NEWS	FONAR Corporation
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1709

FONAR REPORTS 12 STRAIGHT QUARTERS OF NET INCOME FROM OPERATIONS AND SIX STRAIGHT QUARTERS OF PROFITABILITY GREATER THAN $1.5 MILLION IN 2ND QUARTER FINANCIAL RESULTS

MELVILLE, NEW YORK, February 14, 2013 – FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its second quarter financial results of fiscal 2013. In addition to profitability being greater than $1.5 million for six straight quarters, the Company has had twelve straight quarters of income from operations. In spite of Hurricane Sandy reaping havoc in the area that four of its scanning centers are located, revenues for FONAR’s imaging management division advanced when compared to a year ago or last quarter. FONAR’s business is based upon utilization of its UPRIGHT® Multi-Position™ MRI, also called the STAND-UP® MRI.

Statement of Operations Items

•	Income from operations for the six months and quarter ended December 31, 2012, was $3.6 million and $1.7 million, respectively, as compared to $3.7 million and $1.9 million respectively, for the same period one year earlier.
•	Net income for the six months and quarter ended December 31, 2012, was $3.4 million and $1.6 million, respectively, as compared to $3.6 million and $1.8 million respectively, for the same period one year earlier.
•	The basic net income per common share available to common stockholders, for the six months and quarter ended December 31, 2012 was $0.44 and $0.21, as compared to $0.50 and $0.25 for the six months and quarter ended December 31, 2011.
•	The diluted net income per common share available to common stockholders, for the six months and quarter ended December 31, 2012 was $0.43 and $0.21, as compared to $0.49 and $0.24 for the six months and quarter ended December 31, 2011.
•	Total revenue for the six months and quarter ended December 31, 2012, was $19.1 million and $9.6 million, respectively, as compared to $18.9 million and $9.3 million for the same period one year earlier.
•	Total operating costs and expenses for the six months and quarter ended December 31, 2012, were $15.5 million and $7.9 million, respectively, as compared to $15.3 million and $7.4 million for the same period one year earlier.
•	Revenue from the management and other fees segment, (HMCA management of the eleven FONAR UPRIGHT® Multi-Position™ MRI diagnostic imaging centers segment), for the six months and quarter ended December 31, 2012, was $11.5 million and $5.7 million respectively, as compared to $9.8 million and $4.9 million for the same period one year earlier. These are increases of 17% and 17% respectively.

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•	Revenue from the manufacturing and service segments for the FONAR UPRIGHT® Multi-Position™ MRI for the six months and quarter ended December 31, 2012, was $7.7 million and $3.9 million, respectively, as compared to $9.2 million and $4.4 million for the same period one year earlier.
•	Research & development (R&D) and selling, general & administrative costs (S,G&A) were $2.7 million for the quarter ended December 31, 2012, as compared to $2.3 million for the quarter ended December 31, 2011.

Balance Sheet Items

•	As of December 31, 2012 total current assets were $29.6 million, total assets were $36.8 million, total current liabilities were $21.4 million, and total long-term liabilities were $1.3 million.
•	As of December 31, 2012, total cash and cash equivalents were $14.8 million.
•	As of December 31, 2012, the total stockholders’ equity was $14.1 million.

See the accompanying tables for more details.

Management Discussion

Raymond V. Damadian, M.D., president and chairman of FONAR said, “I am quite pleased with the Company’s consistent progress since we redefined our corporate business strategy following the 2008 banking crisis. It is remarkable that we have had 1 1/2 years of net income and income from operations exceeding $1.5 million. Each quarter over the past three years we have consistently been profitable having earned income from operations. Our total assets have grown from $21.6 million at June 30, 2010 to $36.8 million most recently, shareholders’ equity has climbed to over $14 million and our long-term liabilities are a low of $1.25 million.”

“The eleven UPRIGHT® Multi-Position™ MRI centers that we manage continue to add scan volume,” said Dr. Damadian. “In fact, for the three months ended December 31, 2012, the number of scans was 10,563 as compared to 10,332 scans over the same period one year earlier. This occurred in spite of the interruption caused by hurricane Sandy which did cause several of our scanning centers to temporarily stop for a short period.”

“Much of our success comes from the management team assembled that manages the imaging center management business. Key to their success though is the marketing strength of the FONAR STAND-UP® MRI (a.k.a. UPRIGHT® Multi-Position™ MRI), said Dr. Damadian. “We have a considerable number of customer patients that tell us that they will never go and have a recumbent MRI again. Currently, we are managing eleven centers, all in New York and Florida.”

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“FONAR's UPRIGHT® MRI technology has opened a new frontier in medical imaging,” said Dr. Damadian. “It is the power to make MRI motion pictures (cinés) of the cerebrospinal fluid (CSF) in the spinal canal as it flows into and out of the brain of the patient while Upright. These ciné MRIs of CSF flow in and out of the brain while the patient is Upright, are uniquely sensitive to the visualization of any impairments of CSF flow. This often leads to a better understanding of the problems with the cervical anatomy that might be contributing to the patient’s symptoms.”

“An example of the severe need of FONAR's unique UPRIGHT® Multi-Position™ MRI technology is FONAR's recent discovery of the potential adverse consequences of cervical spine malalignments. Such cervical spine degenerations or vertebral malalignments can obstruct the flow of cerebrospinal fluid (CSF), which in turn can generate increases of intracranial pressure (ICP) and CSF ‘leakages’ into the surrounding brain parenchyma. It has been proposed that CSF ‘leakages’, such as those shown to be joining the MS lesions in the MRI images of the MS patients studied, could be etiologic in the generation of multiple sclerosis (Damadian R.V., Chu D., ‘The Possible Role of Cranio-Cervical Trauma and Abnormal CSF Hydrodynamics in the Genesis of Multiple Sclerosis’, Physiol. Chem. Phys. & Med. NMR, September 20, 2011, 41:1-17). The report showed that the cervical anatomic abnormalities seen in these MS patients and the resulting CSF flow obstructions were significantly more severe with the patient in the vertical position (Table 2A, col. 10 & 11, Physiol. Chem. Phys. & Med. NMR, September 20, 2011 41:1-17) than with the patient in the recumbent position. Consequently, it is critical that any assessment of CSF flow impairment in the brain or spinal column must be assessed with the patient in the vertical position in order to determine the full extent of the CSF flow impairment, the extent of treatment needed and, most importantly, to achieve an accurate assessment post-treatment of the degree to which satisfactory CSF flow has been successfully restored. Accordingly,” said Dr. Damadian, “we believe there now exists a genuine hope that if an MS patient can have their vertical position CSF flow and intracranial pressures (ICP) monitored and restored to normal, then there is also the prospect that the symptoms of this MS patient can be restored to normal.”

About FONAR

FONAR (NASDAQ:FONR), Melville, NY, The Inventor of MR Scanning™, is an AMERICAN COMPANY that was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. Since its inception, nearly 300 recumbent-OPEN MRIs and over 150 UPRIGHT® Multi-Position™ MRI scanners have been installed worldwide. FONAR’s stellar product is the UPRIGHT® MRI (also known as the STAND-UP® MRI), the only whole-body MRI that performs Position™ imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often sees the patient’s problem that other scanners cannot because they are lie-down only. The patient-friendly UPRIGHT® MRI has a near-zero claustrophobic rejection rate by patients. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while they watch a 42” flat screen TV. FONAR is headquartered on Long Island, New York.

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#

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

CONDENSED CONSOLIDATED BALANCE SHEETS

(000's OMITTED)

ASSETS

Current Assets:	December 31, 2012 (UNAUDITED)	June 30, 2012
Cash and cash equivalents	$14,760	$12,032
Accounts receivable – net	4,920	5,095
Accounts receivable - related party	60	—
Management and other fees receivable - net	4,525	3,782
Management and other fees receivable – related medical practices – net	1,955	1,311
Costs and estimated earnings in excess of billings on uncompleted contracts	747	1,129
Inventories	2,239	2,195
Current portion of notes receivable - net	118	116
Prepaid expenses and other current assets	251	206
Total Current Assets	29,575	25,866

Property and equipment – net	2,927	3,173
Notes receivable	207	276
Other intangible assets – net	3,609	3,835
Other assets	487	465
Total Assets	$36,805	$33,615

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CONDENSED CONSOLIDATED BALANCE SHEETS

(000's OMITTED, except per share data)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31, 2012 (UNAUDITED)	June 30, 2012
Current Liabilities:

Current portion of long-term debt and capital Leases	$1,483	$1,854
Accounts payable	2,020	2,077
Other current liabilities	8,179	7,693
Unearned revenue on service contracts	5,536	5,475
Unearned revenue on service contracts - related Party	55	—
Customer advances	4,138	3,881
Income tax payable	—	100
Total Current Liabilities	21,411	21,080

Long-Term Liabilities:
Accounts payable, non current	10	47
Due to related medical practices	229	229
Long-term debt and capital leases, less current Portion	634	777
Other liabilities	379	401
Total Long-Term Liabilities	1,252	1,454
Total Liabilities	22,663	22,534

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CONDENSED CONSOLIDATED BALANCE SHEETS

(000's OMITTED, except per share data)

STOCKHOLDERS' EQUITY

LIABILITIES AND STOCKHOLDERS' EQUITY (continued)	December 31, 2012 (UNAUDITED)	June 30, 2012
STOCKHOLDERS' EQUITY:
Class A non-voting preferred stock $.0001 par value; 453,000 shares authorized at December 31, 2012 and June 30, 2012, 313,438 issued and outstanding at December 31, 2012 and June 30, 2012	—	—
Preferred stock $.001 par value; 567,000 shares authorized at December 31, 2012 and June 30, 2012, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500,000 shares authorized at December 31, 2012 and June 30, 2012, 5,942,905 and 5,912,905 issued at December 31, 2012 and June 30, 2012, respectively; 5,931,262 and 5,901,262 outstanding at December 31, 2012 and June 30, 2012, respectively	1	1
Class B Common Stock (10 votes per share) $ .0001 par value; 227,000 shares authorized at December 31, 2012 and June 30, 2012, 158 issued and outstanding at December 31, 2012 and June 30, 2012	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567,000 shares authorized at December 31, 2012 and June 30, 2012, 382,513 issued and outstanding at December 31, 2012 and June 30, 2012	—	—
Paid-in capital in excess of par value	174,231	174,084
Accumulated other comprehensive loss	(20)	(20)
Accumulated deficit	(165,533)	(168,334)
Notes receivable from employee stockholders	(59)	(71)
Treasury stock, at cost - 11,643 shares of common stock at December 31, 2012 and June 30, 2012	(675)	(675)
Non controlling interests	6,197	6,096
Total Stockholders' Equity	14,142	11,081
Total Liabilities and Stockholders' Equity	$36,805	$33,615

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(000's OMITTED, except per share data)

	FOR THE THREE MONTHS ENDED DECEMBER 31,
REVENUES	2012	2011
Product sales – net	$1,080	$1,615
Service and repair fees – net	2,765	2,807
Service and repair fees – related parties - net	28	27
Management and other fees – net	3,775	3,308
Management and other fees – related medical practices – net	1,965	1,571
Total Revenues – Net	9,613	9,328
COSTS AND EXPENSES
Costs related to product sales	904	1,171
Costs related to service and repair fees	894	868
Costs related to service and repair fees – related parties	9	9
Costs related to management and other fees	2,235	1,887
Costs related to management and other fees – related medical practices	852	901
Research and development	320	293
Selling, general and administrative	2,352	1,995
Provision for bad debts	325	310
Total Costs and Expenses	7,891	7,434
Income From Operations	1,722	1,894
Interest Expense	(103)	(124)
Investment Income	60	64
Other Expense	(4)	(1)
Income Before Provision for Income Taxes and Non Controlling Interests	1,675	1,833
Provision for Income Taxes	55	21
Net Income	1,620	1,812
Net Income - Non Controlling Interests	271	276
Net Income - Controlling Interests	$1,349	$1,536
Net Income Available to Common Stockholders	$1,259	$1,432
Net Income Available to Class A Non-Voting Preferred Stockholders	$67	$78
Net Income Available to Class C Common Stockholders	$23	$26
Basic Net Income Per Common Share Available to Common Stockholders	$0.21	$0.25
Diluted Net Income Per Common Share Available to Common Stockholders	$0.21	$0.24
Basic and Diluted Income Per Share-Common C	$0.06	$0.07
Weighted Average Basis Shares Outstanding	5,926,262	5,728,528
Weighted Average Diluted Shares Outstanding	6,053,766	5,856,032
Weighted Average Basic Shares Outstanding – Class C Common	382,513	382,513
Weighted Average Diluted Shares Outstanding – Class C Common	382,513	382,513

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(000's OMITTED, except per share data)

	FOR THE SIX MONTHS ENDED DECEMBER 31,
REVENUES	2012	2011
Product sales – net	$2,121	$3,391
Service and repair fees – net	5,474	5,712
Service and repair fees – related parties - net	55	55
Management and other fees – net	7,544	6,637
Management and other fees – related medical practices – net	3,930	3,141
Total Revenues – Net	19,124	18,936
COSTS AND EXPENSES
Costs related to product sales	1,959	2,646
Costs related to service and repair fees	1,760	1,682
Costs related to service and repair fees – related parties	18	16
Costs related to management and other fees	4,406	4,072
Costs related to management and other fees – related medical practices	1,669	1,720
Research and development	650	622
Selling, general and administrative	4,564	4,037
Provision for bad debts	500	485
Total Costs and Expenses	15,526	15,280
Income From Operations	3,598	3,656
Interest Expense	(179)	(231)
Investment Income	120	126
Other (Expense) Income	(13)	55
Income Before Provision for Income Taxes and Non Controlling Interests	3,526	3,606
Provision for Income Taxes	127	21
Net Income	3,399	3,585
Net Income - Non Controlling Interests	598	535
Net Income - Controlling Interests	$2,801	$3,050
Net Income Available to Common Stockholders	$2,616	$2,842
Net Income Available to Class A Non-voting Preferred Stockholders	$138	$155
Net Income Available to Class C Common Stockholders	$47	$53
Basic Net Income Per Common Share Available to Common Stockholders	$0.44	$0.50
Diluted Net Income Per Common Share Available to Common Stockholders	$0.43	$0.49
Basic and Diluted Income Per Share-Common C	$0.12	$0.14
Weighted Average Basic Shares Outstanding	5,913,762	5,698,645
Weighted Average Diluted Shares Outstanding	6,041,266	5,826,149
Weighted Average Basic Shares Outstanding – Class C Common	382,513	382,513
Weighted Average Diluted Shares Outstanding – Class C Common	382,513	382,513